                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Page Mart Wireless, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                          [PAGEMART WIRELESS LOGO]
                                        3333 LEE PARKWAY, SUITE 100                            March 30, 1999
                                            DALLAS, TEXAS 75219

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00AM, local time, on May 12, 1999, in the Board Room on the 9th floor of the Company's offices at 3333 Lee Parkway, Dallas, Texas 75219. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of PageMart Wireless, Inc.

     The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                            Sincerely yours,
                                            [JOHN D. BELETIC SIGNATURE]

                                            John D. Beletic
                                            Chairman and Chief Executive Officer

                            [PAGEMART WIRELESS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1999

                                                                  March 30, 1999

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PageMart Wireless, Inc., a Delaware corporation (the "Company"), will be held in the Board Room on the 9th floor of the Company's offices at 3333 Lee Parkway, Dallas, Texas 75219 on May 12, 1999 at 9:00AM, local time, for the following purposes:

        1. To elect a Board of Directors consisting of eight members.

        2. To consider and vote upon a proposal to amend the Company's Fifth Amended and Restated 1991 Stock Option Plan.

        3. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company to serve as such at the pleasure of the Board of Directors.

        4. To consider and vote upon any other matter that may be properly brought before the meeting.

     Only stockholders of record, as shown by the transfer books of the Company, at the close of business on March 17, 1999 are entitled to notice of and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any proper purpose during normal business hours at the offices of the Company for a period of at least ten
(10) days preceding the Annual Meeting.

     The Board of Directors recommends that you vote FOR: (i) the Board's nominees for director, and (ii) the approval of the proposal to amend the stock option plan and (iii) the appointment of the independent auditors.

                                            By Order of the Board of Directors,
                                            [FREDERICK G. ANDERSON SIGNATURE]

                                            Frederick G. Anderson
                                            Vice President, General Counsel and
                                            Secretary

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                            [PageMart Wireless Logo]

                                PROXY STATEMENT
                              DATED MARCH 30, 1999

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1999

     The accompanying proxy is solicited by the Board of Directors (the "Board") of PageMart Wireless, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held May 12, 1999 (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions will not be voted, but will be counted for determining the presence of a quorum. Broker non-votes will not be counted for any purpose. Any stockholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the meeting consist of shares of Class A Convertible Common Stock of the Company (the "Common Stock"), with each share entitling the holder of record to one vote. At the close of business on March 17, 1999, the record date for the Annual Meeting, there were outstanding 34,558,012 shares of Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 6, 1999.

     In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, mailgram, facsimile, telegraph, cable and personal interview. The Company shall bear all expense for the solicitation of proxies and has not retained a solicitation firm.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Eight members of the Board will be elected at the Annual Meeting. Directors elected at the Annual Meeting will serve until the next annual meeting of stockholders or until their successors are elected and qualified. The eight nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote at the meeting will be elected directors of the Company (assuming a quorum is present). The Company has no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees becomes unable or unwilling to serve.

     The following persons have been nominated by the Board for election to the Board of Directors:

                   NAME                     AGE                    POSITION
                   ----                     ---                    --------
John D. Beletic...........................  47    Chairman and Chief Executive Officer
Leigh J. Abramson(1)(2)...................  30    Director
Guy L. de Chazal(1).......................  51    Director
Steven B. Dodge...........................  53    Director
Michael C. Hoffman........................  37    Director
Arthur Patterson(1).......................  55    Director
Alejandro Perez Elizondo(2)...............  49    Director
Pamela D.A. Reeve(1)(2)...................  49    Director

---------------

(1) Member of Compensation Committee
(2) Member of Audit Committee

     John D. Beletic, Chairman and Chief Executive Officer. Mr. Beletic joined the Company as President and a director in March 1992. Mr. Beletic also became Chief Executive Officer of the Company in February 1994 and Chairman of the Company's Board in August 1994. In November 1997, Mr. Beletic continued as the Chairman and Chief Executive Officer with N. Ross Buckenham assuming the position of President. Prior to joining the Company, Mr. Beletic spent a year in venture capital, and he served for five years as President and Chief Executive Officer of The Tigon Corporation ("Tigon"), a leading voice mail service provider. Tigon was acquired by Ameritech Development Corporation, a wholly-owned subsidiary of American Information Technologies Corporation in 1988. Before joining Tigon, Mr. Beletic was Senior Vice President of Operations and Chief Financial Officer for five years with VMX, Inc., a manufacturer of voice mail systems. Mr. Beletic earned his bachelor's degree in finance from Cincinnati's Xavier University and his MBA from the Harvard Business School. Mr. Beletic currently serves as a director of PulsePoint Communications and Triton PCS Holdings, Inc. Within the paging industry, Mr. Beletic currently serves as a director of the Personal Communications Industry Association, the industry trade association, and President of the Paging Leadership Association.

     Leigh J. Abramson, Director. Mr. Abramson has been a Director of the Company since August 1994. He is currently a Vice President of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and of Morgan Stanley Dean Witter Capital Partners. Mr. Abramson has been with Morgan Stanley since 1990, first in the Corporate Finance Division and, since 1992, in the Private Equity Division. Mr. Abramson is also a Director of Silgan Holdings. Mr. Abramson was designated by Morgan Stanley Capital Partners III, L.P. ("MSCP III") pursuant to the Amended and Restated Stockholders Agreement among the Company and certain stockholders of the Company dated as of May 10, 1996, as amended (the "Stockholders Agreement"). See "Certain Relationships and Related Transactions -- Election of Directors."

     Guy L. de Chazal, Director. Mr. de Chazal has been a Director of the Company since June 1989. Mr. de Chazal is a Managing Director of Morgan Stanley and is President and a general partner of Morgan Stanley Dean Witter Venture Partners. Mr. de Chazal joined Morgan Stanley in 1984. Mr. de Chazal is also a director of several private companies. Mr. de Chazal was designated by Morgan Stanley Venture Capital Fund, L.P.("MSVCF") pursuant to the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Election of Directors."

     Steven B. Dodge, Director. Mr. Dodge has been a Director of the Company since November 1998. Mr. Dodge is Chairman and Chief Executive Officer of American Tower Corporation ("ATC"), a leading independent owner and operator of wireless communications towers in the United States. Prior to joining ATC, Mr. Dodge founded and was the Chairman of the Board, President and CEO of American Radio Systems Corporation ("ARS"), an independent owner and operator of radio stations, a position he occupied from ARS' founding in November, 1993 until its merger with CBS Corporation. In addition, Mr. Dodge founded Atlantic Radio, L.P. in 1988, which was one of the predecessor entities of ARS. Prior to forming Atlantic Radio, L.P., Mr. Dodge founded and served as Chairman and CEO of American Cablesystems

Corporation, a cable television company. Currently, Mr. Dodge is also a Director of Sensitech, Inc. and Jobson Publishing, L.L.C.

     Michael C. Hoffman, Director. Mr. Hoffman has been a Director of the Company since March 1999. Mr. Hoffman is a Managing Director of Morgan Stanley and of Morgan Stanley Dean Witter Capital Partners. Mr. Hoffman joined Morgan Stanley in 1986. Mr. Hoffman was designated by The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II") pursuant to the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Election of Directors."

     Arthur Patterson, Director. Mr. Patterson has been a Director of the Company since June 1989 and a Managing Partner of Accel Partners, a venture capital company, since 1984. Mr. Patterson is also a director of VIASOFT Unify, Portal Software and the AIM Funds as well as several private software and telecommunications companies. Mr. Patterson was designated by Accel Partners pursuant to the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Election of Directors."

     Alejandro Perez Elizondo, Director. Mr. Perez has been a Director of the Company since August 1994. Since 1987, Mr. Perez has been associated with Pulsar, a diversified Mexican company with interests in the insurance, agriculture, telecommunications, finance and other industries, and is currently Vice President of Diversification of Pulsar Internacional, S.A. de C.V. Mr. Perez is also a director of Ionica L3 Ltd. (a public telephone services company located in the U.K.), Novaweb Technologies, Inc. (a California modem manufacturing company), Encanto Networks Inc. (a California internet company), Fomento Empresarial Regiomontano, S.A. de C.V. (a Mexico-based holding company with investments in telecommunications companies), and Merkafon (a Mexico-based communications engineering company). Mr. Perez was designated by Pulsar pursuant to the Stockholders Agreement.

     Pamela D. A. Reeve, Director. Ms. Reeve has been a Director of the Company since April 1996. Ms. Reeve is President, Chief Executive Officer and Director of Lightbridge, Inc. ("Lightbridge") and has been with Lightbridge since 1989. Lightbridge develops and manages software used by wireless telecommunications companies across the United States to support sales and marketing applications. Prior to joining Lightbridge, Ms. Reeve spent eleven years at The Boston Consulting Group, with senior operating responsibility for the firm's Boston office. Prior to joining The Boston Consulting Group, Ms. Reeve worked with the National Endowment for the Humanities managing educational projects and with real estate development and manufacturing firms, primarily in operations and marketing. Ms. Reeve is also a director of Natural Microsystems, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's Board of Directors held four meetings in 1998. All of the directors attended 75% or more of the total number of meetings of the Board and committees of the Board on which they served except Ms. Reeve who attended five Board and committee meetings.

     The Audit Committee of the Board recommends the firm to be employed as the Company's independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors with regard to the plan of audit, the audit report and the management letter, and confers with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. The members of the Audit Committee are Messrs. Abramson and Perez and Ms. Reeve. The Audit Committee held one meeting in 1998.

     The Compensation Committee of the Board is charged with reviewing executive compensation and administering the Company's Stock Option Plan (as defined herein). During 1998, its members were initially Messrs. de Chazal and Patterson and Mr. Frank Sica. Mr. Sica resigned as a director and member of the Compensation Committee in February 1998. Ms. Reeve and Mr. Abramson were elected members of the Committee effective January 31, 1998. The Compensation Committee held four meetings in 1998.

     The Board does not have a nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Class A Common Stock as of January 31, 1999, (i) by each person known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock, (ii) by each director of the Company, (iii) by the chief executive officer and each of the four most highly compensated officers other than the chief executive officer (the "Named Executive Officers"), and (iv) by all executive officers and directors of the Company as a group. Except as otherwise indicated, each named person has voting and investment power over the listed shares, exercised solely by the named person or shared with a spouse.

                                                               SHARES OF       PERCENT OF
                                                                CLASS A         CLASS A
            NAME AND ADDRESS OF BENEFICIAL OWNER              COMMON STOCK    COMMON STOCK
            ------------------------------------              ------------    ------------
The Morgan Stanley Leveraged Equity Fund II, L.P............    8,476,518        24.5%
  1221 Avenue of the Americas,
  New York, NY 10020
Morgan Stanley Capital Partners III, L.P....................    5,072,672        14.7%
  1221 Avenue of the Americas,
  New York, NY 10020
Morgan Stanley Venture Capital Fund, L.P....................    2,154,071         6.2%
  1221 Avenue of the Americas,
  New York, NY 10020
Other Morgan Stanley-sponsored limited partnerships.........      842,719         2.4%
Mellon Bank, N.A., as Trustee for First Plaza Group
  Trust(1)..................................................    3,214,286         9.3%
  One Mellon Plaza,
  Pittsburgh, PA 15258
Accel Telecom L.P.(2).......................................    1,542,300         4.5%
  One Embarcadero Center, Ste. 3820,
  San Francisco, CA 94111
Accel III L.P.(2)...........................................    1,416,200         4.1%
  One Embarcadero Center, Ste. 3820,
  San Francisco, CA 94111
Accel Investors' 89 L.P.(2).................................       91,500            *
  One Embarcadero Center, Ste. 3820,
  San Francisco, CA 94111
Pulsar......................................................    2,142,857         6.2%
  Av. Roble, No. 300 Mezzanine, Edificio Torre Alta
  Garza Garcia, N.L., Mexico C.P. 66265
Directors and Named Executive Officers:
John D. Beletic(3)..........................................      767,738         2.2%
N. Ross Buckenham(4)........................................       94,541            *
Douglas H. Kramp(5).........................................      149,927            *
Frederick G. Anderson(6)....................................       20,333            *
G. Clay Myers(7)............................................      136,440            *
Leigh J. Abramson...........................................           --            *
Guy L. de Chazal............................................           --            *
Steven B. Dodge(8)..........................................        2,083            *
Michael C. Hoffman..........................................           --            *

                                                               SHARES OF       PERCENT OF
                                                                CLASS A         CLASS A
            NAME AND ADDRESS OF BENEFICIAL OWNER              COMMON STOCK    COMMON STOCK
            ------------------------------------              ------------    ------------
Arthur Patterson(2)(9)......................................    3,050,000         8.8%
Alejandro Perez Elizondo....................................           --            *
Pamela D.A. Reeve(10).......................................       25,000            *
All directors and executive officers as a group(11).........   21,526,926        59.9%

---------------

  *  Denotes less than 1%

 (1) Mellon Bank, N.A. ("Mellon"), acts as the trustee for First Plaza Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo's business address is 767 Fifth Avenue, New York, New York. GMIMCo is serving as First Plaza's investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of Mellon's limited role, beneficial ownership of the shares by Mellon is disclaimed.

 (2) Each of these entities is an investment partnership for which Arthur Patterson, a director of the Company, is a general partner.

 (3) Includes 347,200 shares of Common Stock issued pursuant to the Stock Option Plan and the Company's Stock Issuance Plan (both as defined herein). Includes 408,335 stock options which are exercisable within the 60-day period commencing January 31, 1999, pursuant to the Stock Option Plan.

 (4) Includes 93,665 stock options which are exercisable within the 60-day period commencing January 31, 1999, pursuant to the Stock Option Plan.

 (5) Includes 115,513 stock options which are exercisable within the 60-day period commencing January 31, 1999, pursuant to the Stock Option Plan.

 (6) Includes 20,333 stock options which are exercisable within the 60-day period commencing January 31, 1999, pursuant to the Stock Option Plan.

 (7) Includes 101,833 stock options which are exercisable within the 60-day period commencing January 31, 1999, pursuant to the Stock Option Plan.

 (8) Includes 2,083 stock options which are exercisable within the 60-day period commencing January 31, 1999, pursuant to the 1996 Nonqualified Stock Option Plan for Non-Employee Directors.

 (9) Includes shares of Common Stock held by the entities described in Note 5 in which Arthur Patterson, a Director of the Company, may be deemed to have beneficial ownership. Mr. Patterson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10) Includes 25,000 stock options which are exercisable within the 60-day period commencing January 31, 1999, pursuant to the 1996 Nonqualified Stock Option Plan for Non-Employee Directors.

(11) Includes 1,410,154 stock options which are exercisable within the 60-day period commencing January 31, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Related Party Transactions

     The Company was organized in 1989 by Roger D. Linquist, MSVCF, Accel Telecom L.P., Accel Partners L.P. and Frances W. Hopkins. Through the acquisition of preferred stock in 1991 and 1993, and the subsequent conversion of such preferred stock into voting Common Stock (together with any shares of non-voting common stock, "Capital Stock"), MSLEF II became the owner of a majority of the voting power in the Company. The general partner of MSLEF II and the managing general partner of the general partner of MSVCF are both wholly-owned subsidiaries of MSDWD & Co. Three of the Directors of the Company are employees of Morgan Stanley & Co. Incorporated (a wholly-owned subsidiary of MSDWD & Co.), which acted as placement agent for the offering of the 11 1/4% Senior Subordinated Discount Notes due 2008 issued by the Company on January 28, 1998, and received compensation from the Company in the amount of $8.1 million for acting in such capacity. In addition, Morgan Stanley & Co. Incorporated acted as dealer manager and solicitation agent for the Company's solicitation of consents to the amendment of the indenture relating to its 15% Senior Discount Notes due 2005 and the offer to purchase the outstanding 12 1/4% Senior Subordinated Discount Notes due 2003 of PageMart, Inc.

     As of January 31, 1999, John D. Beletic, Chairman and Chief Executive Officer of the Company, was indebted to the Company in the amount of $184,000 under four promissory notes. The first promissory note (the "First Note") was issued in January 1994 for $97,800 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 4.57% per annum. Interest on the outstanding balance is due annually beginning on January 28, 1995. The outstanding principal balance on the First Note is due on January 28, 2002. The second promissory note (the "Second Note") was issued in May 1995 for $21,000 in connection with the purchase of Common Stock by Mr. Beletic and bears interest at the rate of 6.9% per annum. Interest on the outstanding principal is due annually beginning on May 11, 1996. The outstanding principal balance on the Second Note is due on May 11, 1999. The third promissory note (the "Third Note") was issued in September 1997 for $16,300 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 5.81% per annum. Interest on the outstanding balance is due annually beginning on September 22, 1998. The outstanding principal balance on the Third Note is due September 22, 2000. The fourth promissory note (the "Fourth Note") was issued in January 1998 for $48,900 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 5.7% per annum. Interest on the outstanding balance is due annually beginning on January 14, 1999. The outstanding principal balance on the Fourth Note is due on January 14, 2001. The First Note, the Second Note, the Third Note and the Fourth Note are all secured by the Common Stock owned by Mr. Beletic.

     As of January 31, 1999, Douglas H. Kramp, Executive Vice President, Strategic Business Units of the Company, was indebted to the Company in the amount of $65,998 under two promissory notes. The first promissory note (the "First Kramp Note") was issued in May 1995 for $56,000 in connection with the purchase of Common Stock by Mr. Kramp and bears interest at the rate of 6.9% per annum. Interest on the outstanding principal is due annually beginning on May 11, 1996. The outstanding principal balance on the First Kramp Note is due on May 11, 1999. The second promissory note (the "Second Kramp Note") was issued in December 1995 for $9,998 in connection with a stock option exercise by Mr. Kramp and bears interest at the rate of 5.83% per annum. Interest on the outstanding principal is due annually beginning on December 29, 1996. The outstanding principal balance on the Second Kramp Note is due on December 29, 1999. The First Kramp Note and the Second Kramp Note are both secured by the Common Stock owned by Mr. Kramp.

     As of January 31, 1999, G. Clay Myers, Vice President, Finance and Chief Financial Officer of the Company, was indebted to the Company in the amount of $132,800 under four promissory notes. The first promissory note (the "First Myers Note") was issued in February 1994 for $48,900 in connection with a stock option exercise by Mr. Myers and bears interest at the rate of 4.62% per annum. Interest on the outstanding principal is due annually beginning on February 4, 1995. The outstanding principal balance on the First Myers Note is due on February 4, 2002. The second promissory note (the "Second Myers Note") was issued in May 1995 for $35,000 in connection with the purchase of Common Stock by Mr. Myers and bears interest at the rate of 6.9% per annum. Interest on the outstanding principal is due annually beginning on May 11, 1996. The outstanding principal balance on the Second Myers Note is due on May 11, 1999. The third promissory note (the "Third Myers Note") was issued in October 1997 for $16,300 in connection with a stock option exercise by Mr. Myers and bears interest at the rate of 5.84% per annum. Interest on the outstanding principal is due annually beginning on October 31, 1998. The outstanding principal balance on the Third Myers Note is due on October 31, 2000. The fourth promissory note (the "Fourth Myers Note") was issued in January 1998 for $32,600 in connection with a stock option exercise by Mr. Myers and bears interest at the rate of 5.7% per annum. Interest on the outstanding principal is due annually beginning on January 14, 1999. The outstanding principal balance on the Fourth Myers Note is due on January 14, 2001. The First Myers Note, the Second Myers Note, the Third Myers Note and the Fourth Myers Note are all secured by the Common Stock owned by Mr. Myers.

     On September 12, 1997, in connection with his promotion to the position of President of the Company, the Company entered into an agreement with N. Ross Buckenham providing for (i) payment to Mr. Buckenham of one half of his annual base salary upon termination of his employment for any reason other than death, disability, voluntary termination by Mr. Buckenham or termination for cause by the Company, and (ii) payment to Mr. Buckenham of $100,000 to compensate him for the expenses of moving his principal residence if his employment terminates for any reason other than voluntary termination or termination for cause.

  Election of Directors

     Pursuant to the Amended and Restated Stockholders Agreement among the Company and certain stockholders dated as of May 10, 1996, as amended (the "Stockholders Agreement"), the Morgan Stanley Shareholders have the right to designate and have elected one-half of the members of the Board for so long as the total number of shares of Capital Stock of the Company owned by the Morgan Stanley Shareholders constitutes at least 50% of the outstanding Capital Stock of the Company. If such ownership falls below 50%, the number of directors that the Morgan Stanley Shareholders will have the right to designate and have elected will be reduced to the number of directors which constitutes a percentage representation on the Board equal to the Morgan Stanley Shareholders' aggregate percentage ownership of the outstanding Capital Stock of the Company. The rights of each of MSLEF II, MSCP III, MSVCF and MSVCF II to designate and have elected one member of the Board of Directors terminates once the total number of shares of Capital Stock of the Company owned by such investor falls below 7.5%. However, each such stockholder will continue to have such rights if its ownership of Capital Stock exceeds 2% and such stockholder has determined that the continued possession of such rights is necessary or desirable in order for such stockholder to qualify as a "venture capital operating company" within the meaning of Department of Labor Regulation Section 2510.3-101. MSVCF has made such a determination and continues, therefore, to have the right to designate and have elected one director.

     Accel Telecom L.P., Accel III, L.P. and Accel Investors 89, L.P. (collectively, "Accel") together have the right to designate one director for election to the Board of Directors so long as Accel owns at least 7.5% of the outstanding Capital Stock of the Company.

     The Morgan Stanley Shareholders, Accel, Pulsar, BT Investment Partners, Inc., Toronto Dominion Capital Group, Ltd. and John D. Beletic have agreed to vote all of their shares for all such designees.

     So long as J.P. Morgan Capital Corporation owns no less than 4% of the Capital Stock of the Company, the Company will permit a representative of such holder to attend as an observer all meetings of the Board and all committees thereof. Such representative is entitled to receive all written materials and other information given to directors in connection with such meetings.

     So long as the Morgan Stanley Shareholders hold securities representing at least 10% of the outstanding Capital Stock, the Company is required to maintain compensation and audit committees of its Board, each consisting of up to four directors, of which the Morgan Stanley Shareholders are entitled to designate up to two directors on each such committee. Accel and those members of the Board who are not designated by the Morgan Stanley Shareholders are each entitled to designate one director on each such committee.

  Registration Rights

     The Stockholders Agreement provides that the parties thereto (collectively, the "Holders"), collectively have the right to "demand" an unlimited number of registrations. Pursuant to these demand rights, Holders of Capital Stock (the "Registrable Securities") may request in writing that the Company file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of a number of shares equal to at least three million shares of Capital Stock or a lesser number if such number represents a majority of the Registrable Securities then outstanding. The Company is obligated within ten days of the receipt thereof to give written notice of such request to all Holders and to use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of such notice by the Company. Unless the Holders of a majority of the Registrable Securities to be registered shall consent in writing, no other party (including the Company) will be permitted to offer securities under such demand registration. Pulsar may also request that the Company file a registration under the Securities Act covering the registration of all of the Registrable Securities Pulsar owns. Pulsar may make no more than two such requests. The Company is not obligated to effect more than one demand registration in any six-month period.

     In the event the managing underwriter advises the Holders that the size of the offering is such that the success of the offering would be materially and adversely affected by inclusion of all Registrable Securities requested to be included, then the number of shares of Registrable Securities to be included in the underwriting will be reduced on a pro rata basis, provided that the Company will first reduce entirely all securities other than Registrable Securities to be included in such underwriting.

     The Stockholders Agreement also provides that if the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, the Company shall promptly (but in no event less than 30 days before the filing date) give each Holder written notice of such registration, and such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as such Holder may request. Subject to certain restrictions, upon the written request of each Holder given within 20 days after delivery of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

     If the underwriters determine that the total amount of securities requested to be included in any such offering would materially and adversely affect the success of such offering, the Company will be required to include in the offering, in addition to any shares to be registered by the Company, only that number of such Registrable Securities that the underwriters determine in their sole discretion would not affect the success of such offering.

     The registration rights provisions of the Stockholders Agreement terminate four years after the Company's initial public offering, which occurred on June 13, 1996.

  Restrictions on Transfer

     Under the Stockholders Agreement, if MSLEF II, MSCI, MSCP 892 and MSCP III (collectively, the "MS Merchant Banking Funds") propose to transfer (other than in a sale to the public) shares which, taken together with any prior transfers by the MS Merchant Banking Funds, represent more than 10% of the shares owned by them on the date of the Stockholders Agreement, the Holders have a right to require the transferee to purchase their shares on a pro rata basis.

     The Stockholders Agreement also provides for certain restrictions on the transfer of shares of Capital Stock by holders thereof subject to Regulation Y of the Board of Governors of the Federal Reserve System.

  Restrictions on Amendment of Certificate of Incorporation

     The Company will not amend the Company's Amended and Restated Certificate of Incorporation or By-laws to eliminate the right of stockholders of the Company to take action upon written consent of the holders of a majority of the outstanding shares of Common Stock without a meeting, without prior notice and without a vote as provided in the Company's Bylaws, so long as the MS Merchant Banking Funds hold at least 7.5% of the Company's Capital Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Security Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons during the year ended December 31, 1998, were made on a timely basis.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the Named Executive Officers for services rendered in the fiscal years ending December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                   ANNUAL           ------------
                                               COMPENSATION(1)       SECURITIES
                                             -------------------     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS       OPTIONS(2)    COMPENSATION(3)
---------------------------           ----   --------   --------    ------------   ---------------
John D. Beletic,....................  1998   $323,616   $454,480      400,000(4)       $16,110
Chairman and Chief Executive Officer  1997    279,171    358,599      300,000           15,743
                                      1996    250,000     56,814      100,000           12,414
N. Ross Buckenham,..................  1998    210,000    139,536      100,000           82,079(5)
President                             1997    167,692     63,261      160,000           25,800
                                      1996    108,945     15,672      120,000            6,565
Douglas H. Kramp,...................  1998    200,000     99,002       30,000           11,820
Executive Vice President, Strategic   1997    161,058     38,812      110,000           11,859
Business Units                        1996    120,000     26,076       25,000            9,419
G. Clay Myers,......................  1998    170,539     73,128       75,000           13,781
Vice President, Finance, Chief        1997    140,000     61,368       55,000           12,153
Financial Officer and Treasurer       1996    110,000     16,968       20,000            9,592
Frederick G. Anderson,..............  1998    173,231     64,851       80,000           10,610
Vice President General Counsel and    1997     55,577     22,388       70,000            2,796
Secretary                             1996      --         --          --              --

---------------

(1) The amount of cash compensation does not include the value of personal benefits or securities, property or other non-cash compensation paid or distributed other than pursuant to a plan, which, with respect to any Named Executive Officer, was less than the lesser of $50,000 and 10% of the cash compensation received by such Officer.

(2) Denominated in shares of Common Stock.

(3) All other compensation for 1998 is made up of the following:

                                    MR. BELETIC   MR. BUCKENHAM   MR. KRAMP   MR. MYERS   MR. ANDERSON
                                    -----------   -------------   ---------   ---------   ------------
1998
----------------------------------
Below prime rate loan.............    $ 4,725        $    --       $ 1,468     $ 3,244      $    --
Life and accident insurance.......        481            311           296         250          256
Long-term disability insurance....      1,321            863           811         704          771
Health insurance..................      9,583          9,301         9,245       9,583        9,583
Moving allowance..................         --         71,604            --          --           --
          Total other
            compensation..........     16,110         82,079        11,820      13,781       10,610

(4) 300,000 of such shares are represented by an option which is exercisable at a price of $9.06 per share and which does not vest until the third anniversary of the date of grant, at which time such option becomes 100% vested.

(5) Includes $71,604 for payment or reimbursement of expenses related to moving Mr. Buckenham's residence to Dallas, Texas.

STOCK OPTIONS

     The following table sets forth grants of stock options, during fiscal year 1998, to each Named Executive Officer.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                        PERCENTAGE                             POTENTIAL REALIZATION VALUE
                          NUMBER OF      OF TOTAL                                AT ASSUMED ANNUAL RATES
                          SECURITIES     OPTIONS                               OF STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO    EXERCISE                     FOR OPTION TERM(2)
                           OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   ---------------------------
                          GRANTED(1)   FISCAL 1998      SHARE        DATE           5%            10%
                          ----------   ------------   ---------   ----------   ------------   ------------
John D. Beletic.........   100,000         4.34%        $6.05     11/04/2008    $  379,973     $  963,408
                           300,000(3)     13.03%         9.06     05/21/2008     1,709,325      4,331,785
N. Ross Buckenham.......   100,000         4.34%         6.05     11/04/2008       379,973        963,408
Douglas H. Kramp........    30,000         1.30%         6.05     11/04/2008       113,991        289,021
G. Clay Myers...........    25,000         1.09%         6.05     11/04/2008        94,993        240,851
                            50,000         2.17%         9.06     05/21/2008       284,886        721,963
Frederick G. Anderson...    25,000         1.09%         6.05     11/04/2008        94,993        240,851
                            55,000         2.39%         9.06     05/21/2008       313,375        794,160

---------------

(1) Denominated in shares of Common Stock. Unless otherwise noted, each option vests with respect to (i) 20% of the option shares one year after the date of grant, and (ii) the balance of the option shares in equal successive monthly installments over each of the next 48 months of service.

(2) The assigned rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

(3) Option does not vest until the third anniversary of the date of grant, at which time it becomes 100% vested.

     The following table sets forth stock options exercised during fiscal year 1998 and the fiscal year-end value of unexercised options for each Named Executive Officer.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS               IN-THE-MONEY OPTIONS AT
                             SHARES                   AT DECEMBER 31, 1998(1)        DECEMBER 31, 1998(2)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -----------   --------   -----------   -------------   -----------   -------------
John D. Beletic..........    15,000      $57,975        383,335         666,665    $345,374         $ --
N. Ross Buckenham........        --           --         83,165         226,835          --           --
Douglas H. Kramp.........        --           --        107,095         119,838      67,450          187
G. Clay Myers............    10,000       38,650         95,583         124,417      46,050           --
Frederick G. Anderson....        --           --         16,833         133,167          --           --

---------------

(1) Denominated in shares of Common Stock.

(2) The fair market value at December 31, 1998 was $5 9/16 per share.

DIRECTORS' COMPENSATION

     Pamela Reeve and Steven Dodge each receive $10,000 annually for their services as directors. No other directors of the Company currently receive compensation for their services in such capacity. All directors who are not employees of the Company or any of its affiliates and who own 1% or less of the Company's Common Stock participate in the Company's 1996 Nonqualified Stock Option Plan for Non-Employee Directors, pursuant to which each such director is granted an option covering 25,000 shares of Common Stock upon being elected to the Board, with an exercise price equal to the fair market value of such stock on the date of grant. On the third anniversary of the grant, each eligible director still serving on the Board will be granted another option covering 25,000 shares at the fair market value on the date of such grant. Each option vests in equal quarterly installments over a three year period and has a maximum term of 10 years. Currently only Ms. Reeve and Mr. Dodge are eligible to participate in the Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of members of the Compensation Committee during 1998 have ever been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the compensation committee of another corporation, an executive officer of which serves as a Director of the Company or on the Company's Compensation Committee. No executive officer of the Company serves as a director of another corporation, an executive officer of which serves as a member of the Company's Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee

     The Compensation Committee of the Board, which consists of four non-employee directors, is responsible for overseeing all stock option plans, setting the compensation for the Chief Executive Officer ("CEO") and other executive officers, reviewing and approving the Company's compensation policies and providing guidelines for determining the annual compensation of other management personnel.

  Compensation Philosophy

     The goals of the Compensation Committee with respect to executive compensation are to: (1) establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect the Company's overall performance and (2) encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders. This focus is maintained through a program of competitive base salaries, a bonus program based on successfully achieving predetermined financial performance goals and a heavy emphasis on executive equity ownership.

  Base Salaries

     The Compensation Committee reviews and approves salaries for the CEO and the other executive officers on an annual basis. The Compensation Committee also provides guidelines to set the base salary of other management personnel. The Compensation Committee considers the recommendation of and relies on information provided by the CEO in determining the salaries of the non-CEO officers. The Compensation Committee may also consider information derived from reports of public companies in the paging industry and telecommunications industry and/or national surveys of compensation data. Ultimately, however, the salaries are based on a subjective analysis of each officer's performance during the prior year, as well as an evaluation of the individual executive's expected future performance. In ratifying salary decisions, the Compensation Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

  Annual Incentive Bonus

     Each executive officer has an opportunity to earn an annual bonus based upon Company performance. Annual incentive bonus opportunities for executive officers are based on the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon Company performance. To carry out this philosophy, the Company implemented the 1998 Management Annual Variable Compensation Plan (the "Incentive Plan"). The Incentive Plan is a pay-for-performance plan intended to motivate and reward executive officers (as well as other officers and managers) by directly linking cash bonuses to specific aggressive Company performance targets. Prior to a calendar year, the Compensation Committee sets the incentive bonus target at a stated percentage of an executive officer's base salary. The bonus amounts earned are determined as of the end of each calendar year. The percentage bonus is calculated by determining the level of the Company's accomplishment of certain performance criteria established in order to align participants' perspectives with that of shareholders and enhance shareholder value.

     The Compensation Committee has the discretion to modify the bonus amounts paid to all participants in the Incentive Plan regardless of the performance level achieved if certain extraordinary unforeseen events occur during the year. The Compensation Committee has exercised its discretion to modify the bonus amounts only once in prior years and did not exercise its discretion to modify the bonus amounts under the Incentive Plan in 1998.

     Certain of the executive officers of the Company (other than the CEO), as well as certain managers, also have the opportunity to participate in the Company's Management by Objective ("MBO") bonus program. Participants in the MBO program are provided a cash bonus based upon the percentage of definitive performance objectives completed during each calendar quarter. The participant's potential MBO bonus is a percentage of such participant's annual base salary, paid quarterly based upon the participant's completion of his/her objectives. For 1998, MBO bonuses were 5% of executive officers' annual base salaries. The MBO bonus program is intended to provide officers with an incentive to focus on short-term performance goals that enhance the operating efficiency of the Company and enhance shareholder value.

  Stock Options/Equity Ownership

     The Compensation Committee believes that the grant of stock options will motivate executives to create long-term growth in shareholder value. Pursuant to the Company's Fifth Amended and Restated 1991 Stock Option Plan (the "Stock Option Plan"), options are granted at the discretion of the Compensation Committee. The number of option shares covered by such grants are determined based upon assessment of the individual's performance. The Compensation Committee considers the recommendation of and relies on information provided by the CEO in determining the number of option shares to be granted to the non-CEO executive officers. The Compensation Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.

  CEO Compensation

     The Compensation Committee believes that, as with the other executive officers, the CEOs compensation should, in large part, be tied directly to the performance of the Company and that the CEO should share in the same risks and rewards as do the Company's shareholders. Accordingly, the compensation of the CEO is comprised of base salary, annual incentive bonus pursuant to the Incentive Plan and long-term incentives through stock options. In setting Mr. Beletic's compensation, the Compensation Committee analyzes subjective measures of performance during the prior fiscal year as well as expected future performance. The Compensation Committee believes Mr. Beletic's projected total compensation, based upon target levels of Company performance, was comparable to the compensation paid to other CEOs of similar companies in the paging industry.

  Deductibility of Executive Compensation

     The Omnibus Budget Reconciliation Act of 1993 provides that non-performance-based compensation paid to any Named Executive Officer in excess of one million dollars will not be deductible for federal income tax purposes. The Compensation Committee intends to grant deductible awards subject to the needs of the Company.

                                            Respectfully submitted,

                                            Compensation Committee:

                                            Leigh J. Abramson
                                            Guy L. de Chazal
                                            Arthur Patterson
                                            Pamela D.A. Reeve

PERFORMANCE GRAPH

     The rules of the Securities and Exchange Commission ("SEC") require each public company to include a performance graph comparing the cumulative total shareholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index (such as Nasdaq National Market -- U.S. Companies Index) and a peer group or similar index. The Company's Common Stock began trading on the Nasdaq National Market System under the symbol PMWI on June 14, 1996. Accordingly, the performance graph included in this Proxy Statement shows the period from June 14, 1996 through December 31, 1998.

     The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) between June 14, 1996 and December 31, 1998 in comparison to returns of the Nasdaq National
Market -- U.S. Companies Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following wireless messaging companies: Arch Communications Group, Inc., Metrocall, Inc., SkyTel Communications, Inc. and Paging Network, Inc. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period. ProNet, Inc. and American Paging, Inc. were included in the 1997 peer group index and have been excluded from the peer group presented herein due to their mergers with Metrocall, Inc. and Telephone and Data Systems, Inc., respectively.

                           CUMULATIVE TOTAL RETURNS*

                                                                                           NASDAQ
                                                                                          NATIONAL
                                                                                          MARKET -
                                                                                            U.S.
               MEASUREMENT PERIOD                     PAGEMART                           COMPANIES
             (FISCAL YEAR COVERED)                 WIRELESS, INC.      PEER GOUP           INDEX
6/14/96                                                        100               100               100
12/31/96                                                     56.99             58.14            106.20
6/30/97                                                      73.12             44.54            118.73
12/31/97                                                     67.74             56.88            130.16
6/30/98                                                      77.96             80.82            156.70
12/31/98                                                     47.85             58.70            182.97

     * Cumulative total return assumes reinvestment of dividends. Assumes $100 invested on June 14, 1996 in the Company's Common Stock, Peer Group and Nasdaq National Market -- U.S. Companies Index.

                                     PROPOSAL TWO:
                         PROPOSAL TO AMEND THE COMPANY'S FIFTH
                     AMENDED AND RESTATED 1991 STOCK OPTION PLAN

     The Board of Directors and stockholders of the Company previously approved the Fifth Amended and Restated 1991 Stock Option Plan (the "Stock Option Plan"). On January 28, 1999, the Board unanimously adopted, subject to stockholder approval, an amendment to the Stock Option Plan to increase the maximum number of authorized shares of the Company's Common Stock which may be issued under the Stock Option Plan.

     The Board of Directors is recommending that the number of shares available for issuance under the Stock Option Plan be increased by 2,000,000 shares of Common Stock to a total of 9,500,000 shares of Common Stock to permit the Company to continue to use the stock options as a means to attract, retain and motivate qualified employees and provide them with the ability to acquire an equity interest in the Company. As of February 28, 1999, options to acquire 7,038,835 shares were outstanding to employees under the Stock Option Plan, and 461,165 shares were available for the grant of options.

     No determination has been made as to who will be granted options to acquire the additional shares of Common Stock to be made available under the Stock Option Plan, and such shares will be reserved for future grants.

STOCK OPTION PLAN

     The Stock Option Plan authorizes grants to eligible participants of options to purchase shares of Common Stock. Eligible participants include key employees (including officers and directors) of the Company, its parent or subsidiaries. Options granted under the Stock Option Plan may be either non-qualified options ("NSOs") or options qualifying as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The following summary of the material terms of the Stock Option Plan does not purport to be complete, and is qualified in its entirety by the terms of the Stock Option Plan, a copy of which is filed with the SEC as an exhibit to the Company's Annual Report on Form 10-K and is available, free of charge, upon request to the Vice President, Finance of the Company at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219.

PURPOSE

     The purpose of the Stock Option Plan is to provide eligible individuals who are responsible for the management, growth and financial success of the company with the opportunity to acquire a proprietary interest in the Company and to attract and retain competent management.

ADMINISTRATION

     The Stock Option Plan is administered by the Compensation Committee of the Board, which has full power and authority, subject to the terms of the Stock Option Plan, to establish rules relating to, and to construe and interpret, the Plan.

NUMBER OF AUTHORIZED SHARES

     Stock issuable under the Stock Option Plan includes shares of authorized but unissued or reacquired Common Stock. The number of shares for which options may be granted under the Stock Option Plan may not exceed 7,500,000 shares. Shares underlying any options that are not exercised prior to expiration, termination or cancellation are available for subsequent option grants under the Stock Option Plan.

OPTION PRICES

     The option exercise price per share will be set by the Compensation Committee, but in no event may the option price per share be less than 85% (with respect to NSOs) or 100% (with respect to ISOs) of the fair market value of a share of Common Stock on the grant date. If the individual to whom an ISO is granted is at the time the holder of more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiaries (a "Significant Stockholder"), then the option price per share may not be less than 110% of the fair market value of the Common Stock on the grant date.

     The exercise price may be paid in cash, shares of Common Stock or, if approved by the Compensation Committee, through a cashless exercise program or in installments or by borrowing the necessary funds from the Company.

TERM; VESTING; SURRENDER

     Options are exercisable over such period as may be determined by the Compensation Committee, but no option may remain exercisable more than ten years from the grant date, and no ISO granted to a Significant Stockholder may remain exercisable more than five years from the grant date. During such period, options vest and become exercisable at such times and for such number of shares as may be determined by the Compensation Committee.

     In the event of a "corporate transaction", as defined in the Stock Option Plan, each option outstanding under the Stock Option Plan will automatically become fully exercisable immediately prior to the effective date of such corporate transaction. Upon a "change in control", as defined in the Stock Option Plan, option holders who are subject to Section 16 of the Exchange Act have the right to exchange options held more than six months for cash in an amount equal to the difference between the exercise price and the "acquisition price" as defined in the Stock Option Plan.

TERMINATION OF EMPLOYMENT

     If a participant ceases to perform services for the Company for any reason other than for cause, as defined in the Stock Option Plan, while holding one or more outstanding options under the Stock Option Plan, then each such option will remain exercisable for the period of time specified by the Compensation Committee in the option agreement or as otherwise extended by the Compensation Committee, but in no event beyond the expiration date of such option. In the event a participant is terminated for cause, all outstanding options of such participant automatically terminate on the participant's termination date.

NONTRANSFERABILITY

     NSOs and ISOs are not transferable except by will or the laws of descent and distribution.

TERM OF STOCK OPTION PLAN

     Unless earlier terminated by the Board, the Stock Option Plan will terminate on the earlier of August 19, 2001 or the issuance or cancellation of all shares of Common Stock issuable thereunder.

AMENDMENT AND TERMINATION

     The Board may suspend, amend, modify or terminate the Stock Option Plan; provided, however, that the Company's stockholders shall be required to approve any amendment that would: (i) materially increase the aggregate number of shares of Common Stock issuable under the Stock Option Plan; (ii) change the minimum option price; (iii) increase the maximum term of options; (iv) remove the administration of the Stock Option Plan from the Compensation Committee; (v) materially increase the benefits accruing to participants under the Stock Option Plan; or (vi) materially modify the requirements for eligibility to participate in the Stock Option Plan.

     Approval of the amendment of the Stock Option Plan requires the affirmative vote of a majority of the total voting powers represented by outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE STOCK OPTION PLAN.

                                PROPOSAL THREE:
           PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS INDEPENDENT AUDITORS OF THE COMPANY

     The Board has appointed Arthur Andersen LLP, independent public accountants, as the Auditors of the Company, to serve at the pleasure of the Board for 1999. A member of that firm will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions by shareholders.

     The shareholders of the Company are asked to consider and act upon the matter of ratifying the appointment of Arthur Andersen LLP.

     Approval of the independent auditors requires the affirmative vote of a majority of the total voting power represented by outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposals of stockholders which are intended to be presented at the next Annual Meeting of Stockholders, but which are not received by the Secretary of the Company at the principal executive offices of the Company on or before December 6, 1999, may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

                                 ANNUAL REPORTS

     The Company's 1998 Annual Report to Stockholders, which contains the Company's Annual Report on Form 10-K (without exhibits) and its consolidated financial statements for the year ended December 31, 1998, accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1998 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to the Vice President, Finance of the Company, at 3333 Lee Parkway, Suite 100, Dallas, TX 75219.

                                            By Order of the Board of Directors,
                                            [JOHN D. BELETIC SIGNATURE]

                                            John D. Beletic
                                            Chairman and Chief Executive Officer

                            PAGEMART WIRELESS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frederick G. Anderson and G. Clay Myers, and each of them, Proxies with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PageMart Wireless, Inc. (the "Company") held of record by the undersigned on March 17, 1999, at the Annual Meeting of Stockholders to be held in Dallas, Texas on Wednesday, May 12, 1999, at 9:00 a.m. local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.


1. Election of Directors
   Nominees: Leigh Abramson, John D. Beletic, Guy L. de Chazal, Steven B. Dodge, Michael C. Hoffman, Alejandro Perez Elizondo, Arthur Patterson, Pamela D.A. Reeve

   [ ] FOR all nominees  [ ] WITHHOLD AUTHORITY   [ ] FOR all nominees, except
                                                  as noted below


                                                   -----------------------------
                                                   Nominee Exceptions


2. Proposal to amend the Company's Fifth Amended and Restated 1991 Stock Option Plan.

   [ ] FOR               [ ] AGAINST              [ ]ABSTAIN



3. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

   [ ] FOR               [ ] AGAINST              [ ]ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" ITEMS 1,2 AND 3.


                                               --------------------------------
                                                           Signature

                                               --------------------------------
                                                   Signature if held jointly


                                               Dated:                     , 1999
                                                     ---------------------

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the President or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

            PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.